EXHIBIT 10.2

                    EMPLOYMENT AGREEMENT OF GREGORY L. HRNCIR


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                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 31st day of August 2003, by and between Gaming & Entertainment Group, Inc., a Nevada corporation ("COMPANY"), and Gregory L. Hrncir, an individual ("EMPLOYEE").

                                   WITNESSETH:

      WHEREAS, COMPANY and EMPLOYEE deem it to be in their respective best interests to enter into an agreement providing for COMPANY's employment of EMPLOYEE pursuant to the terms herein stated.

            NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

            1. Term. COMPANY hereby employs and EMPLOYEE hereby accepts employment with COMPANY for a period of four (4) years beginning on the date hereof ("Term"). Unless COMPANY or EMPLOYEE provides written notice that this Agreement shall be allowed to expire and the employment relationship thereby terminated at least thirty (30) days prior to the expiration of the Term or any Renewal Term (as defined herein), this Agreement shall continue in effect for additional terms of (1) one year each ("Renewal Term").

            2. Duties of Employee. EMPLOYEE's position with COMPANY will be President and Secretary. EMPLOYEE shall do and perform all services, acts, or things reasonably necessary or advisable to accomplish the objectives and complete the tasks assigned to EMPLOYEE by COMPANY's Chairman of the Board of Directors and Chief Executive Officer. COMPANY may assign EMPLOYEE to another position so long as the compensation paid to EMPLOYEE is equal to or greater than the compensation provided in this Agreement.

            3. Devotion of Time to Company's Business. EMPLOYEE shall be a full-time EMPLOYEE of COMPANY and shall devote such substantial and sufficient amounts of his productive time, ability, and attention to the business of COMPANY during the Term of this Agreement as may be reasonable and necessary to accomplish the objectives and complete the tasks assigned to EMPLOYEE. EMPLOYEE may devote reasonable time to activities other than those required under this Agreement, including activities involving professional, charitable, community, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations and similar types of activities to the extent that such activities do not inhibit or prohibit the performance of services under this Agreement.

            4. Uniqueness of Services. EMPLOYEE hereby acknowledges that the services to be performed by him under the terms of this Agreement are of a special and unique value. Accordingly, the obligations of EMPLOYEE under this Agreement are non-assignable.

            5. Compensation of EMPLOYEE.

                  a. Base Annual Salary. Subject to other specific provisions in this Agreement, as compensation for services hereunder, EMPLOYEE shall receive a Base Annual Salary at the rate of not less than $175,000 per annum payable in accordance with the Company's ordinary payroll practices (and in any event no less frequently than monthly). On each anniversary date hereof, EMPLOYEE's Base Annual Salary will be reviewed and may be increased by the COMPANY'S Board of Directors.

                  b. Cash Bonus. EMPLOYEE shall receive a bonus of $35,000 if COMPANY achieves the EBITDA target approved by the Board of Directors for the calendar year. In addition, EMPLOYEE shall receive 5% of the amount by which the EBITDA target is exceeded up to a total bonus not to exceed $100,000.


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                  c. Stock Options. COMPANY grants to EMPLOYEE options to
purchase shares of COMPANY Common Stock (the "Option") under the COMPANY's 2003 Stock Option and Incentive Plan ("Plan"). The Option, which is attached hereto as Exhibit A shall be subject to the terms and conditions thereof and of the Plan, and shall additionally provide as follows:

                        (1) The number of shares subject to the Option shall be 800,000 and shall vest immediately upon issuance.

                        (2) The purchase price per share shall be equal to $0.75.

                        (3) The Option shall be designated as an Incentive
Option.

                        (4) The Option shall terminate on (i) the expiration date specified in the Stock Option Agreement or (ii) such earlier date as termination may occur according to the terms and conditions of the Plan and/or the Stock Option Agreement; provided, however, provided, however, EMPLOYEE shall have an irrevocable right to exercise any and all options to purchase common stock of the Company issued to him at any time, assuming such options are fully vested, through the final date on which such options are exercisable by EMPLOYEE; provided, further, EMPLOYEE shall not be bound by the terms of Section 6(f) of the Plan.

                        (6) All Options to acquire common stock of COMPANY granted to EMPLOYEE during the term of this Agreement shall become 100% vested (to the extent such options are not otherwise fully vested at that time) upon
(i) any merger or consolidation involving COMPANY if COMPANY is not the surviving corporation; (ii) any transfer of all or substantially all of the assets of COMPANY; (iii) any voluntary or involuntary dissolution of COMPANY;
(iv) any material change in ownership of COMPANY which results in a change of a majority of the Board of Directors; or (v) if COMPANY or any successor or assignee of COMPANY should terminate this Agreement other than for Cause. In addition to the foregoing, in the event of any merger, consolidation, transfer of assets or change in ownership, the surviving or resulting corporation or the transferee of COMPANY's assets may terminate this Agreement without cause only upon payment to EMPLOYEE of a sum equal to EMPLOYEE's salary which would be payable under the remaining term of this Agreement pursuant to Section 5(a) assuming that COMPANY would allow the Agreement to expire at the earliest possible date by providing notice pursuant to Section 1; provided, further, that the provisions of the first sentence of this Section 5(d)(6) shall continue to apply in such event.

                  e. EMPLOYEE Benefits. EMPLOYEE shall receive the sum of $1,500 per month (on a tax-free basis) to apply towards EMPLOYEE's health, dental, accidental death and dismemberment and life insurance coverage.

                  f. Business Expenses. COMPANY will reimburse EMPLOYEE for reasonable business expenses directly incurred in performing EMPLOYEE's duties and promoting the business of COMPANY.

            6. Termination of Employment.

                  a. Either party shall have the right to terminate this Agreement upon thirty (30) days written notice to the other. In the event COMPANY should terminate this Agreement other than for just "Cause" as defined in Section 6(b) below ("termination without Cause"), COMPANY shall pay to EMPLOYEE the greater of [1] a sum equal to EMPLOYEE's Base Salary for the most recent calendar year or [2] a sum equal to the Base Salary payable to EMPLOYEE over the remaining term of this Agreement. Any sum payable under this Section shall be paid in full upon the effective date of the termination of the employment relationship between COMPANY and EMPLOYEE. Upon the expiration of this Agreement without renewal by COMPANY, COMPANY shall pay to EMPLOYEE a sum equal to EMPLOYEE's Base Salary for the most recent calendar year. Said sum shall be paid in full upon the effective date of the termination of the employment relationship between COMPANY and EMPLOYEE.


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                  b. COMPANY shall have the right to terminate EMPLOYEE's
employment at any time for Cause by giving EMPLOYEE written notice of the effective date of Termination. For the purposes of this Agreement, "Cause" shall mean:

                        (1) Fraud, misappropriation, embezzlement or any other action of material misconduct against COMPANY or any of its affiliates or subsidiaries;

                        (2) Substantial failure to render services in accordance with the provisions of this Agreement, provided that:

                              (i) a written demand for performance has been
delivered to EMPLOYEE at least ten (10) days prior to termination identifying the manner in which COMPANY believes that EMPLOYEE has failed to perform; and

                              (ii) EMPLOYEE has thereafter failed to remedy such
failure to perform;

                        (3) Material violation of any law, rule or regulation of any governmental or regulatory body material to the business of COMPANY;

                        (4) Conviction or a guilty plea or nolo contendere plea to a felony;

                        (5) The loss, revocation, suspension of, or failure to obtain any license or certification of EMPLOYEE necessary for EMPLOYEE to discharge EMPLOYEE's duties on behalf of COMPANY;

                        (6) Acts or omissions by EMPLOYEE which jeopardize any governmental registration, license, permit or other governmental permission material to the business of COMPANY in any jurisdiction in which COMPANY does business or seeks to do business;

                        (7) Repeated and persistent failure to abide by the policies established by COMPANY after written warning from COMPANY;

                        (8) Any acts of violence or threats of violence made by EMPLOYEE against COMPANY or anyone associated with COMPANY's business;

                        (9) The solicitation or acceptance of payment or gratuity from any existing or potential customer or supplier of COMPANY without the prior written consent of COMPANY's Chief Executive Officer.

                        (10) Failure to disclose any fact material to COMPANY's decision to enter into this Agreement including, without limitation, failure to disclose any criminal or civil fraud charges brought against EMPLOYEE at any time or failure to disclose a prior business or personal bankruptcy action involving EMPLOYEE;

                        (11) Drug dependency or habitual insobriety; or

                        (12) Gross incompetence.


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                  c. In the event of termination for cause, EMPLOYEE shall be paid EMPLOYEE's salary through the effective date of termination on the date of termination. After the effective date of Termination, EMPLOYEE shall not be entitled to accrue or vest in any further salary, severance pay, benefits, fringe benefits or entitlements except as may be required by statute or regulation of any agency of competent jurisdiction; provided that EMPLOYEE shall retain the right to exercise any options which are vested as of the effective date of termination as provided in Section 5(c) herein.

                  d. This Agreement shall terminate automatically in the event that: (i) EMPLOYEE fails or is unable to perform EMPLOYEE's duties due to injury, illness or other incapacity for ninety (90) days in any twelve (12) month period (except that EMPLOYEE may be entitled to disability payments pursuant to COMPANY's disability plan, if any); or (ii) Death of EMPLOYEE. Upon termination of this Agreement as the result of the death or disability of EMPLOYEE, all vested stock options provided herein shall become the property of the EMPLOYEE's estate.

            7. Covenant of Confidentiality. All documents, records, files, manuals, forms, materials, supplies, computer programs, trade secrets and other information which comes into EMPLOYEE's possession from time to time during EMPLOYEE's employment by COMPANY and/or any of COMPANY's subsidiaries or affiliates, shall be deemed to be confidential and proprietary to COMPANY and shall remain the sole and exclusive property of COMPANY. EMPLOYEE acknowledges that all such confidential and proprietary information is confidential and proprietary and not readily available to COMPANY's business competitors. On the effective date of the termination of the employment relationship or at such other date as specified by COMPANY, EMPLOYEE agrees that he will return to COMPANY all such confidential and proprietary items (including, but not limited to, Company marketing material, business cards, keys, etc.) in his control or possession, and all copies thereof, and that he will not remove any such items from the offices of COMPANY.

            8. Covenant of Non-Disclosure. Without the prior written approval of COMPANY, EMPLOYEE shall keep confidential and not disclose or otherwise make use of any of the confidential or proprietary information or trade secrets referred to in Section 7 nor reveal the same to any third party whomsoever, except as required by law.

            9. Covenant of Non-Solicitation. During the Term of this Agreement and for a period of two (2) years following the effective date of termination, EMPLOYEE, either on EMPLOYEE's own account or for any person, firm, Company or other entity, shall not solicit, interfere with or induce, or attempt to induce, any EMPLOYEE of COMPANY, or any of its subsidiaries or affiliates to leave their employment or to breach their employment agreement, if any, with COMPANY.

            10. Covenant of Cooperation. EMPLOYEE agrees to cooperate with COMPANY in any litigation or administrative proceedings involving any matters with which EMPLOYEE was involved during his employment by COMPANY. COMPANY shall reimburse EMPLOYEE for reasonable expenses incurred in providing such assistance.

            11. Covenant Against Competition.

                  a. Scope and Term. During the Term of this Agreement and for an additional period ending one (1) year after the effective date of termination or expiration of this Agreement, whichever occurs first, EMPLOYEE shall not directly or indirectly engage in or become a partner, officer, principal, EMPLOYEE, consultant, investor, creditor or stockholder of any business, proprietorship, association, firm, corporation or any other business entity which is engaged or proposes to engage or hereafter engages in any business which competes with the business of COMPANY and/or any of COMPANY's subsidiaries or affiliates in any geographic area in which COMPANY conducts business at the time of the termination or expiration of the employment relationship.


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                  b. Option to Extend Term of Covenant. Upon thirty (30) days'
written notice to EMPLOYEE given prior to the expiration of the term of the Covenant Against Competition specified in Section 11(a) above, COMPANY shall have the option to extend said term for a period of up to one (1) additional year upon payment of the following consideration to EMPLOYEE:

                        (1) If EMPLOYEE is terminated without cause or this Agreement expires without renewal, the sum of EMPLOYEE's annual salary at the time of termination without cause or the Agreement expires with renewal; or

                        (2) If EMPLOYEE terminates this Agreement or is terminated by COMPANY for Cause, the sum of fifty percent (50%) of EMPLOYEE's annual salary at the time of termination with cause.

            12. Rights to Inventions.

                  a. Inventions Defined. "Inventions" means discoveries, concepts, and ideas, whether patentable or not, relating to any present or contemplated activity of COMPANY, including without limitation devices, processes, methods, formulae, techniques, and any improvements to the foregoing.

                  b. Application. This Section 12 shall apply to all Inventions made or conceived by EMPLOYEE, whether or not during the hours of his employment or with the use of COMPANY facilities, materials, or personnel, either solely or jointly with others, during the Term of his employment by COMPANY and for a period of one (1) year after any termination of such employment. This Section 12 does not apply to any invention disclosed in writing to COMPANY by EMPLOYEE prior to the execution of this Agreement.

                  c. Assignment. EMPLOYEE hereby assigns and agrees to assign to COMPANY all of his rights to Inventions and to all proprietary rights therein, based thereon or related thereto, including without limitation applications for United States and foreign letters patent and resulting letters patent.

                  d. Reports. EMPLOYEE shall inform COMPANY promptly and fully of each Invention by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved ("Notice of Invention"). A report shall also be submitted by EMPLOYEE upon completion of any study or research project undertaken on COMPANY's behalf, whether or not in EMPLOYEE's opinion a given study or project has resulted in an Invention.

                  e. Patents. At COMPANY's request and expense, EMPLOYEE shall execute such documents and provide such assistance as may be deemed necessary by COMPANY to apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions.

            13. Remedies. Notwithstanding any other provision in this Agreement to the contrary, EMPLOYEE acknowledges and agrees that if EMPLOYEE commits a material breach of the Covenant of Confidentiality (Section 7), Covenant of Non-Disclosure (Section 8), Covenant of Non-Solicitation (Section 9), Covenant of Cooperation (Section 10), Covenant Against Competition (Section 11), or Rights to Inventions (Section 12), COMPANY shall have the right to have the obligations of EMPLOYEE specifically enforced by any court having jurisdiction on the grounds that any such breach will cause irreparable injury to COMPANY and money damages will not provide an adequate remedy. Such equitable remedies shall be in addition to any other remedies at law or equity, all of which remedies shall be cumulative and not exclusive. EMPLOYEE further acknowledges and agrees that the obligations contained in Sections 7 through 12, of this Agreement are fair, do not unreasonably restrict EMPLOYEE's future employment and business opportunities, and are commensurate with the compensation arrangements set out in this Agreement.

            14. Survivability. Sections 7 through 13, of this Agreement shall survive termination of the employment relationship and this Agreement.


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            15. General Provisions.

                  a. Arbitration. Any controversy involving the construction, application, enforceability or breach of any of the terms, provisions, or conditions of this Agreement, including without limitation, claims for breach of contract, violation of public policy, breach of implied covenant, intentional infliction of emotional distress or any other alleged claims which are not settled by mutual agreement of the parties, shall be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association in Las Vegas, Nevada. The cost of arbitration shall be borne by the losing party. In consideration of each party's agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute his/its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. The parties further agree that the arbitrator acting hereunder shall not be empowered to add to, subtract from, delete or in any other way modify the terms of this Agreement. Notwithstanding the foregoing, any party shall have the limited right to seek equitable relief in the form of a temporary restraining order or preliminary injunction in a court of competent jurisdiction to protect itself from actual or threatened irreparable injury resulting from an alleged breach of this Agreement pending a final decision in arbitration.

                  b. Authorization. COMPANY and EMPLOYEE each represent and warrant to the other that he/it has the authority, power and right to deliver, execute and fully perform the terms of this Agreement.

                  c. Entire Agreement. EMPLOYEE understands and acknowledges that this document constitutes the entire agreement between EMPLOYEE and COMPANY with regard to EMPLOYEE's employment by COMPANY and EMPLOYEE's post-employment activities concerning COMPANY. This Agreement supersedes any and all other written and oral agreements between the parties with respect to the subject matter hereof. Any and all prior agreements, promises, negotiations, or representations, either written or oral, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force and effect. This Agreement may be altered, amended, or modified only in writing signed by all of the parties hereto. Any oral representations or modifications concerning this instrument shall be of no force and effect.

                  d. Severability. If any term, provision, covenant, or condition of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid, void, or unenforceable, the remainder of such provisions and all of the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law and shall in no way be affected, impaired, or invalidated as a result of such decision.

                  e. Governing Law. Except to the extent that federal law may preempt Nevada law, this Agreement and the rights and obligations hereunder shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

                  f. Taxes. All compensation payable hereunder is gross and shall be subject to such withholding taxes and other taxes as may be provided by law. EMPLOYEE shall be responsible for the payment of all taxes attributable to the compensation provided by this Agreement except for those taxes required by law to be paid or withheld by COMPANY.

                  g. Assignment. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of COMPANY. EMPLOYEE may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

                  h. Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing such provision or provisions and each and every other provision of this Agreement.


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                  i. Captions. Titles and headings to sections in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect any provisions contained therein.

                  j. Breach - Right to Cure. A party shall be deemed in breach of this Agreement only upon the failure to perform any obligation under this Agreement after receipt of written notice of breach and failure to cure such breach within ten (10) days thereafter; provided, however, such notice shall not be required where a breach or threatened breach would cause irreparable harm to the other party and such other party may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach.

            16. Acknowledgement. EMPLOYEE acknowledges that he has been given a reasonable period of time to study this Agreement before signing it. EMPLOYEE certifies that he has fully read, has received an explanation of, and completely understands the terms, nature, and effect of this Agreement. EMPLOYEE further acknowledges that he is executing this Agreement freely, knowingly, and voluntarily and that EMPLOYEE's execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever. In executing this Agreement, EMPLOYEE does not rely on any inducements, promises, or representations by COMPANY other than the terms and conditions of this Agreement.

            17. Effective Only Upon Execution by Authorized Officer of COMPANY. This Agreement shall have no force or effect and shall be unenforceable in its entirety until it is executed by a duly authorized officer of COMPANY and such executed Agreement is delivered to EMPLOYEE.

            IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.

EMPLOYEE                                    COMPANY

/s/ Gregory L. Hrncir                       By: /s/ Tibor N. Vertes
------------------------------------           ---------------------------------
Gregory L. Hrncir                              Tibor N. Vertes
                                               Chief Executive Officer


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                                    EXHIBIT A

                               STOCK OPTION GRANT


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GAMING & ENTERTAINMENT GROUP, INC.                                          2003
                         STOCK OPTION AND INCENTIVE PLAN
                                  OPTION GRANT

Optionee:        Gregory L. Hrncir         Date of Grant:      August 31, 2003

Grant No:        2003-19                   Exercise Price:     $0.75

Type of Option:  Incentive Option(1)       Number of Shares:   800,000

Term of Option:  Commencing on the Date of Grant and expiring on the tenth anniversary date of this option grant(2)

      Subject to the terms, conditions and restrictions of the 2003 Stock Option and Incentive Plan (the "Plan") and this Option Grant, Gaming & Entertainment Group, Inc. (the "Company") hereby grants an option (the "Option") to purchase the above-referenced number of shares of common stock, $.001 par value ("Common Stock"), of the Company exercisable at the exercise price stated above. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

      The Option granted hereunder shall be exercisable only to the extent it has vested. Each installment of the Option shall vest on the vesting date(s) set forth below so long as Optionee continues to have an uninterrupted Relationship with the Company or a Subsidiary up to, and including, each such respective scheduled vesting date. Optionee will only have the right to exercise any vested portion(s) of the Option. If Optionee ceases to have a Relationship with the Company or a Subsidiary up to, and including, the date upon which all or any installment of the option vest(s), the Optionee shall have no right, nor be entitled, to exercise the unvested portion of the Option. The vesting schedule for the Option under this Option Grant is as follows:

                  August 31, 2003 -- 100% of the Option vests

      The Option shall not be assigned, pledged, sold, encumbered, transferred or otherwise disposed of by Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and during the lifetime of Optionee the Option shall be exercisable only by such Optionee. Any attempted assignment, pledge, sale, encumbrance, transfer or other disposition of the Option, other than in accordance with the terms set forth herein, shall be null and void, and of no effect.

----------

(1) In order to qualify as an Incentive Option, numerous conditions must be met, including the approval of the Plan by the stockholders of the Company within twelve months after the date of adoption of the Plan by the Board. Neither the Committee, the Board nor the Company shall have any liability if the Option does not qualify as an Incentive Option. Any portion of the Option that does not qualify as an Incentive Option shall be deemed to be a Nonstatutory Option.

(2)   The Option shall terminate in accordance with the Plan.


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NOTE: A COPY OF THE PLAN IS ATTACHED. THE PLAN DETAILS THE TERMS, CONDITIONS AND
RESTRICTIONS OF THE OPTION AND THE UNDERLYING SHARES OF COMMON STOCK, AND SHOULD BE CAREFULLY READ IN ITS ENTIRETY. IN ADDITION, THIS OPTION GRANT MAY CONTAIN ADDITIONAL TERMS, CONDITIONS AND RESTRICTIONS OF THE OPTION AND THE UNDERLYING SHARES OF COMMON STOCK. IF THERE IS ANY QUESTION, AMBIGUITY OR CONTRADICTION IN THIS OPTION GRANT, THE LANGUAGE OF THE PLAN SHALL GOVERN.

      IN WITNESS WHEREOF, the undersigned executes this Option Grant as of the date first set forth above:

                                       GAMING & ENTERTAINMENT GROUP, INC.,
                                       A NEVADA CORPORATION

                                       By: /s/ Tibor N. Vertes
                                           -------------------------------------
                                           Tibor N. Vertes
                                           Chief Executive Officer

ACCEPTED AND AGREE TO AS OF THE DATE OF GRANT:

Signature:                         Passport or Other            Social Security
                                   Government Issued            Number:
                                   Identification Number:

         /s/ Gregory L. Hrncir                                  ###-##-####
         -------------------------                           -------------------

Residence Address:  4147 Sumac Dr.                   Sherman Oaks, CA 91403
                   -------------------------------------------------------------
                   (street address)                  (city, state, zip code)


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